UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 25, 2006

Franklin Electronic Publishers, Incorporated

(Exact name of registrant as specified in its charter)

Pennsylvania	1-13198	22-2476703
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Franklin Plaza, Burlington, New Jersey	08016-4907
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (609)386-2500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 25, 2006, Franklin Electronic Publishers, Incorporated (the “Registrant”) entered into a Share Sale and Transfer Agreement (the “Share Agreement”) and Earn Out Agreement (the “Earn Out Agreement”) with Kreutzfeldt Electronic Publishing GmbH, a limited liability company incorporated under the laws of Germany (“Kreutzfeldt”), to purchase 100% of the outstanding shares of Kreutzfeldt for a cash purchase price of €500,000 (approximately $629,000) subject to an additional payment by the Registrant of up to €1,550,000 (approximately $1,950,000) based upon Kreutzfeldt earnings from April 1, 2007 through March 31, 2017. The additional payments pursuant to the Earn Out Agreement will be 50% in cash and 50% in common stock of the Registrant, as valued in the Share Agreement, until the proportion of cash to stock as determined by the total consideration paid by Registrant (including the initial purchase price) consists of 75% cash and 25% common stock of the Registrant. Thereafter, the additional payment will be 75% in cash and 25% in common stock of the Registrant.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibits:

99.1	Press Release, dated July 27, 2006.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Franklin Electronic Publishers, Incorporated

Date: July 27, 2006	By:	/s/ Arnold Levitt
	Name:	Arnold D. Levitt
	Title:	Senior Vice President, Chief Financial Officer